As filed with the Securities and Exchange Commission on February 6, 2006.	File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue
Jacksonville, Florida 32204
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

AMENDED AND RESTATED CERTEGY INC. STOCK INCENTIVE PLAN

(Full Title of the Plan)

Todd C. Johnson	Copies to:
Vice President and Secretary	Larry D. Ledbetter
Fidelity National Information Services, Inc.	Kilpatrick Stockton LLP
601 Riverside Avenue	1100 Peachtree Street, N.E., Suite 2800
Jacksonville, Florida 32204	Atlanta, Georgia 30309
(904) 854-8100	(404) 815-6500
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value	6,000,000	$38.855	$233,130,000	$24,944.91

(1)               In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable to prevent dilution in the event of a stock dividend, stock split, recapitalization, or other similar changes in the Registrant’s capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)               Determined in accordance with Rules 457(h) and (c) under the Securities Act of 1933, based on $38.855, the average of the high and low prices on the New York Stock Exchange on February 3, 2006.

EXPLANATORY NOTE PURSUANT TO GENERAL INSTRUCTION E

Fidelity National Information Services, Inc., a Georgia corporation, formerly known as Certegy Inc. (the “Company”), files this Registration Statement on Form S-8, pursuant to General Instruction E of Form S-8, in connection with an amendment and restatement of the Certegy Inc. Stock Incentive Plan (the “Plan”) that increases the number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), that may be issued or transferred under the Plan by 6,000,000 shares.  The shares of Common Stock previously available for issuance or transfer under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-63342), the contents of which are incorporated herein by reference.

ITEM 8.                  EXHIBITS

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 6, 2006 (File No. 001-16427))

4.2

Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 6, 2006 (File No. 001-16427))

5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Independent Public Registered Accounting Firm (KMPG LLP).

24	Power of Attorney is included on signature page.

ITEM 9.                  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 6th day of February, 2006.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/Lee A. Kennedy
Lee A. Kennedy
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints Lee A. Kennedy and Jeffrey S. Carbiener and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do our cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 6th day of February, 2006.

Signature	Title

/s/Lee A. Kennedy	President, Chief Executive Officer
Lee A. Kennedy	and Director (Principal Executive Officer)

/s/Jeffrey S. Carbiener	Executive Vice President and Chief Financial
Jeffrey S. Carbiener	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/William P. Foley, II	Chairman of the Board of Directors
William P. Foley, II

/s/Terry N. Christensen	Director
Terry N. Christensen

/s/Thomas M. Hagerty	Director
Thomas M. Hagerty

/s/Marshall Haines	Director
Marshall Haines

/s/Keith W. Hughes	Director
Keith W. Hughes

/s/David K. Hunt	Director
David K. Hunt

/s/Daniel D. Lane	Director
Daniel D. Lane

/s/Phillip B. Lassiter	Director
Phillip B. Lassiter

/s/Cary H. Thompson	Director
Cary H. Thompson

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 6, 2006 (File No. 001-16427))

4.2

Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 6, 2006 (File No. 001-16427))

5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Independent Public Registered Accounting Firm (KMPG LLP).

24	Power of Attorney is included on signature page.